Exhibit 99.1

Contact:

Cathy Smith, Chief Financial Officer

David Myers, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces 1st Quarter Results

Adjusts 2014 Full Year Guidance

ST. LOUIS, April 29, 2014 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2014 first quarter net income attributable to Express Scripts1 stockholders of $328.3 million, or $0.42 per diluted share. Adjusted earnings per diluted share, as detailed in Table 4, was $0.99 for the first quarter.

“We have been focused on integration over the last several years, and as a result of this effort, we have successfully built a technology platform that singularly provides the industry’s best set of patient-centric solutions and innovative tools to help manage the complex future of healthcare,” stated George Paz, chairman and chief executive officer. “Through the remainder of 2014, we will substantially complete the integration of back office systems, footprint rationalization and pivot our resources to focus on organic growth.”

First Quarter 2014 Review

The expected roll-off of UnitedHealth Group (“UNH”) claims was completed by the end of 2013. The following table compares the first quarter 2014 and the first quarter 2013 operating results from continuing operations excluding and including UNH (also see Table 7):

(from continuing operations)	Q1 2014 (in millions, except per share and claim data)	Q1 2014 Change From Q1 2013
		Excluding UNH	Including UNH
Adjusted claims	320.0	(9%)	(18%)
Adjusted EBITDA (see Table 3)	$1,471.0	(2%)	(8%)
Adjusted EBITDA, per adjusted claim (see Table 3)	$4.60	8%	12%
GAAP net income	$328.3	3%	(12%)
Adjusted net income (see Table 5)	$779.2	1%	(6%)
GAAP earnings per share	$0.42	11%	(7%)
Adjusted earnings per share (see Table 4)	$0.99	8%	—

[1]	All subsequent net income, earnings per share, adjusted EBITDA, adjusted EBITDA per adjusted claims, adjusted net income, and adjusted earnings per share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

First quarter results are slightly below the mid-point of the Company’s first quarter guidance. This shortfall resulted from lower adjusted prescription volume due to severe winter weather, later than expected enrollment in public exchanges and lower net new healthcare reform lives. First quarter net cash flow provided by operating activities was $454.0 million and the Company repurchased 8.0 million shares of common stock for $618.2 million during the quarter.

2014 Guidance

Earlier this year, the Company provided 2014 financial guidance and indicated that it expected to achieve adjusted earnings per diluted share in the range of $4.88 to $5.00. This guidance range was based on adjusted prescription volume of between 1.30 billion to 1.36 billion. The Company now expects adjusted prescription volume to be in the range of 1.27 billion to 1.33 billion primarily due to two factors. The largest factor of the volume shortfall is the delay of several client implementations from mid-year 2014 to January 1, 2015. The remainder is attributable to in-group attrition along with lower net new healthcare reform lives. Partially offsetting the expected decrease in claims is an increase in guidance for adjusted EBITDA per adjusted claim to a range of $5.20 to $5.30. This increase is attributable to higher gross margin per claim and better expense control.

Based on these adjustments, the Company has decreased both the top and bottom end of its original guidance range by $0.06. The Company’s revised 2014 guidance is $4.82 to $4.94, which reflects year over year growth of 17% to 20% excluding UNH (See Table 8) or growth of 11% to 14% including UNH. Additional details on this guidance and items excluded from this range can be found in Table 6.

The Company expects the following for the second quarter of 2014 – (see Table 6):

(from continuing operations)	Estimated Quarter Ending June 30, 2014 (in millions, except per share data)	Year Over Year Growth (Excluding UNH)
Adjusted claims	315 to 335	(8%) – (2%)
Adjusted earnings per share	$1.20 to $1.24	12% – 16%

Consistent with 2013, the Company anticipates earnings related to a large client contract will be realized in the second quarter due to the structure of the contract.

About Express Scripts

Express Scripts manages more than a billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make the use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision ScienceSM, our innovative approach to help individuals make the best drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2014 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on April 29, 2014 and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2014. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended March 31,
(in millions, except per share data)	2014	2013
Revenues(*)	$23,685.0	$26,019.9
Cost of revenues (*)	21,934.6	24,057.8

Gross profit	1,750.4	1,962.1
Selling, general and administrative	1,041.2	1,119.0

Operating income	709.2	843.1

Other (expense) income:
Equity income from joint venture	1.7	9.8
Interest income	9.4	1.6
Interest expense and other	(124.5)	(215.4)

	(113.4)	(204.0)

Income before income taxes	595.8	639.1
Provision for income taxes	261.3	259.1

Net income from continuing operations	334.5	380.0
Net loss from discontinued operations, net of tax	—	(1.9)

Net income	334.5	378.1
Less: Net income attributable to non-controlling interest	6.2	5.1

Net income attributable to Express Scripts	$328.3	$373.0

Weighted average number of common shares outstanding during the period:
Basic	775.4	818.7
Diluted	786.4	832.5
Basic earnings per share:
Continuing operations attributable to Express Scripts	$0.42	$0.46
Discontinued operations attributable to Express Scripts	—	—
Net earnings attributable to Express Scripts	0.42	0.46
Diluted earnings per share:
Continuing operations attributable to Express Scripts	$0.42	$0.45
Discontinued operations attributable to Express Scripts	—	—
Net earnings attributable to Express Scripts	0.42	0.45
Amounts attributable to Express Scripts shareholders:
Income from continuing operations, net of tax	$328.3	$374.9
Discontinued operations, net of tax	—	(1.9)

Net income attributable to Express Scripts shareholders	$328.3	$373.0

(*)	Includes retail pharmacy co-payments of $2,897.9 million and $3,674.4 million for the three months ended March 31, 2014 and 2013, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	March 31,	December 31,
(in millions)	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,850.4	$1,991.4
Restricted cash and investments	20.5	22.8
Receivables, net	3,907.3	4,022.9
Inventories	1,727.3	1,871.1
Deferred taxes	528.8	455.4
Prepaid expenses and other current assets	100.1	96.8
Current assets of discontinued operations	—	31.0

Total current assets	8,134.4	8,491.4
Property and equipment, net	1,659.4	1,658.9
Goodwill	29,304.6	29,305.4
Other intangible assets, net	13,570.7	14,015.6
Other assets	78.0	76.9

Total assets	$52,747.1	$53,548.2

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$6,348.9	$6,767.8
Accounts payable	2,830.4	2,900.0
Accrued expenses	1,760.4	1,982.2
Current maturities of long-term debt	2,635.2	1,584.0
Current liabilities of discontinued operations	—	1.3

Total current liabilities	13,574.9	13,235.3
Long-term debt	11,145.1	12,363.0
Deferred taxes	5,470.8	5,440.6
Other liabilities	671.0	664.4
Noncurrent liabilities of discontinued operations	—	0.1

Total liabilities	30,861.8	31,703.4

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 842.0 and 834.0, respectively; shares outstanding: 773.6 and 773.6, respectively	8.4	8.3
Additional paid-in capital	22,138.9	21,809.9
Accumulated other comprehensive income	9.4	11.7
Retained earnings	4,241.1	3,912.8

	26,397.8	25,742.7
Common stock in treasury at cost, 68.4 and 60.4 shares, respectively	(4,523.5)	(3,905.3)

Total Express Scripts stockholders’ equity	21,874.3	21,837.4

Non-controlling interest	11.0	7.4

Total stockholders’ equity	21,885.3	21,844.8

Total liabilities and stockholders’ equity	$52,747.1	$53,548.2

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Three Months Ended March 31,
(in millions)	2014	2013
Cash flows from operating activities:
Net income	$334.5	$378.1
Net loss from discontinued operations, net of tax	—	1.9

Net income from continuing operations	334.5	380.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	553.1	600.3
Deferred income taxes	(35.7)	(138.7)
Employee stock-based compensation expense	28.0	52.3
Other, net	(40.1)	(2.0)
Changes in operating assets and liabilities:
Accounts receivable	124.6	1,173.7
Inventories	143.8	4.6
Other current and noncurrent assets	(2.6)	9.7
Claims and rebates payable	(418.9)	(794.3)
Accounts payable	(58.0)	(332.1)
Other current and noncurrent liabilities	(174.7)	10.5

Net cash provided by operating activities - continuing operations	454.0	964.0
Net cash used in operating activities - discontinued operations	—	(0.6)

Net cash flows provided by operating activities	454.0	963.4

Cash flows from investing activities:
Purchases of property and equipment	(117.1)	(108.8)
Other	2.0	(4.4)

Net cash used in investing activities - continuing operations	(115.1)	(113.2)
Net cash used in investing activities - discontinued operations	—	(0.7)

Net cash used in investing activities	(115.1)	(113.9)

Cash flows from financing activities:
Treasury stock acquired	(618.2)	(300.0)
Repayment of long-term debt	(158.0)	(1,457.9)
Net proceeds from employee stock plans	250.3	105.9
Excess tax benefit relating to employee stock compensation	52.9	2.2
Distributions paid to non-controlling interest	—	(4.3)
Other	(4.4)	2.0

Net cash used in financing activities	(477.4)	(1,652.1)

Effect of foreign currency translation adjustment	(2.5)	(1.5)
Less: cash increase attributable to discontinued operations	—	0.5
Net decrease in cash and cash equivalents	(141.0)	(803.6)
Cash and cash equivalents at beginning of period	1,991.4	2,793.1

Cash and cash equivalents at end of period	$1,850.4	$1,989.5

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended March 31,
	2014	2013
Claims Volume
Continuing operations:
Network	230.7	282.8
Home delivery and specialty (1)	30.5	36.7

Total claims	261.2	319.5

Total adjusted claims - continuing operations(2)	320.0	389.9

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5
Cost of revenues depreciation	30.6	27.5
Selling, general and administrative depreciation	84.4	71.4
Selling, general and administrative amortization(3)	409.6	472.9

Total D&A - continuing operations	$553.1	$600.3

Generic Fill Rate
Network	83.3%	81.3%
Home delivery	76.4%	74.0%
Overall	82.4%	80.5%

Note: See Appendix for Footnotes

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A - Continuing

Operations

(in millions)

	Three Months Ended March 31,
	2014	2013
Gross profit, as reported	$1,750.4	$1,962.1
Amortization of intangible assets (3)	28.5	28.5
Transaction and integration costs (4)	107.8	44.5

Adjusted gross profit	$1,886.7	$2,035.1

Selling, general and administrative, as reported	$1,041.2	$1,119.0
Amortization of intangible assets (3)	409.6	472.9
Transaction and integration costs (4)	125.3	110.1

Adjusted selling, general and administrative	$506.3	$536.0

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of certain charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations attributable to Express Scripts to EBITDA from continuing operations attributable to Express Scripts. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended March 31,
	2014	2013
Net income from continuing operations, attributable to Express Scripts, as reported	$328.3	$374.9
Provision for income taxes	261.3	259.1
Depreciation and amortization	553.1	600.3
Interest expense, net	115.1	213.8
Equity income from joint venture	(1.7)	(9.8)

EBITDA from continuing operations, attributable to Express Scripts, as reported	1,256.1	1,438.3
Transaction and integration costs (4)*	214.9	154.6

Adjusted EBITDA from continuing operations, attributable to Express Scripts	$1,471.0	$1,592.9
Total adjusted claims - continuing operations	320.0	389.9
Adjusted EBITDA from continuing operations, attributable to Express Scripts, per adjusted claim	$4.60	$4.09

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA excluding the impact of certain charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA from continuing operations is earnings before other income (expense), interest, taxes, depreciation and amortization, or alternatively calculated as operating income from continuing operations plus depreciation and amortization. EBITDA from continuing operations is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA from continuing operations, however, should not be considered as an alternative to net income from continuing operations, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA from continuing operations may not be comparable to that used by other companies.

Adjusted EBITDA from continuing operations per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA from continuing operations excluding certain charges recorded each year, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA from continuing operations per adjusted claim is calculated by dividing adjusted EBITDA from continuing operations by the adjusted claim volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis. Adjusted EBITDA from continuing operations, and as a result, adjusted EBITDA from continuing operations per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Transaction and integration costs presented in this table exclude $18.2 million for the three months ended March 31, 2014 related to depreciation which does not impact the calculation of EBITDA.

Table 4

Calculation of Express Scripts Holding Company Adjusted EPS

	Three Months Ended March 31,
	2014	2013
	(per diluted share)
EPS from continuing operations attributable to Express Scripts, as reported	$0.42	$0.45
Excluding items indicated:
Transaction and integration costs (4)	0.18	0.11
Debt redemption costs (5)	—	0.05
Discrete tax items (6)	0.05	0.01
Amortization of intangible assets (3)	0.34	0.37

EPS from continuing operations attributable to Express Scripts, adjusted	$0.99	$0.99

The Company is providing EPS and EPS excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended March 31, 2014
	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate
Income, as reported	$595.8	$261.3
Non-controlling interest	(6.2)	—

Total attributable to Express Scripts, as reported	589.6	261.3
Excluding items indicated:
Transaction and integration costs(4)	233.1	89.0
Discrete tax items(6)		(36.1)
Amortization of intangible assets(3)	438.1	167.4

Total attributable to Express Scripts, as adjusted	$1,260.8	$481.6	38.2%
Adjusted net income attributable to Express Scripts, net of tax		$779.2

Note: See Appendix for Footnotes.

The Company is providing adjusted net income and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate for Continuing Operations

(in millions)

	Three Months Ended March 31, 2013
	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate
Income from continuing operations, as reported	$639.1	$259.1
Non-controlling interest	(5.1)	—

Total continuing operations attributable to Express Scripts, as reported	634.0	259.1
Excluding items indicated:
Transaction and integration costs(4)	154.6	60.9
Debt redemption costs(5)	68.5	26.9
Discrete tax items(6)		(10.6)
Amortization of intangible assets(3)	501.4	197.1

Total continuing operations attributable to Express Scripts, as adjusted	$1,358.5	$533.4	39.3%
Adjusted income from continuing operations attributable to Express Scripts, net of tax		$825.1

Note: See Appendix for Footnotes.

The Company is providing adjusted effective income tax rate for continuing operations attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2014 Guidance Information

	Estimated Year Ending December 31, 2014	Estimated Year Ending December 31, 2014
(in millions, except per share and per claim data)	Current Guidance	Previous Guidance
Adjusted EPS attributable to Express Scripts**	$4.82 to $4.94	$4.88 to $5.00
Year over year growth excluding UNH – See Table 8	17%-20%	18%-21%
Total adjusted claims	1,270 to 1,330	1,300 to 1,360
Adjusted selling, general and administrative	$1,950 to $2,025	$2,000 to $2,075
Depreciation*	$400 to $420	$400 to $420
Effective income tax rate	38.0% to 38.5%	38.0% to 38.5%
Adjusted EBITDA	$6,775 to $6,975	$6,850 to $7,050
Adjusted EBITDA attributable to Express Scripts per adjusted claim	$5.20 to $5.30	$5.15 to $5.25
Diluted weighted average shares outstanding during the period	755 to 765	755 to 765
Cash flow from operations	$4,550 to $5,150	$4,700 to $5,300
Capital expenditures	$400 to $450	$400 to $450
GAAP items not included in guidance (**) :
Amortization of intangible assets per diluted share (7)	$1.60 to $1.64	$1.60 to $1.64
Transaction, integration and other non-recurring costs (8)	To be determined	To be determined

*	Approximately $280 to $300 million of this depreciation guidance is included in the guidance for adjusted selling, general and administrative expenses. The remainder of the depreciation guidance is reported in costs of goods sold.
**	The full-year impact of integration and other non-recurring costs has yet to be determined. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2014 adjusted EPS attributable to Express Scripts or to provide a reconciliation to the corresponding GAAP measure.

Due to timing around integration and other non-recurring costs, the Company is unable to include such charges as part of the GAAP items not included in guidance for the second quarter of 2014, or to provide a reconciliation to the corresponding GAAP measure.

Table 7

Express Scripts Holding Company Operating Results Excluding UnitedHealth Group (“UNH”)

(Amounts in millions except per share and per claim data)

					Q1 2013	Q1 2014 Change
		Q1 2014	Q1 2013	UNH (Table 8)	Excluding UNH	Including UNH	Excluding UNH
Adjusted claims	Table 1	320.0	389.9	(37.4)	352.5	-18%	-9%
Adjusted SG&A	Table 2	$506	$536	$(2)	$534	-6%	-5%
Adjusted EBITDA	Table 3	$1,471	$1,593	$(94)	$1,499	-8%	-2%
Adjusted EBITDA, per adjusted claim	Table 3	$4.60	$4.09	$2.51	$4.25	12%	8%
GAAP net income		$328	$375	$(57)	$318	-12%	3%
Adjusted net income	Table 5	$779	$825	$(57)	$768	-6%	1%
GAAP earnings per share		$0.42	$0.45	$(0.07)	$0.38	-7%	11%
Adjusted earnings per share	Table 4	$0.99	$0.99	$(0.07)	$0.92	0%	8%

The Company is providing operating results excluding UNH (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations attributable to Express Scripts.

Table 8

Express Scripts Holding Company - UnitedHealth Group (“UNH”) Contribution by Quarter

(Amounts in millions except per share and per claim data)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Full Year 2013
Adjusted claims	37	28	16	8	89
Adjusted SG&A	$2	$2	$2	$2	$10
Adjusted EBITDA	$94	$87	$53	$29	$263
Adjusted EBITDA, per adjusted claim	$2.51	$3.10	$3.36	$3.52	$2.94
Adjusted net income	$57	$54	$33	$18	$162
Adjusted earnings per share	$0.07	$0.06	$0.04	$0.02	$0.20
Adjusted earnings per share as reported:	$0.99	$1.13	$1.08	$1.12	$4.33
Adjusted earnings per share excluding UNH	$0.92	$1.07	$1.04	$1.10	$4.13

The Company is providing UNH 2013 operating results by quarter and adjusted earnings per share excluding UNH (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations attributable to Express Scripts.

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBMs’ clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.
(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.
(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with WellPoint which commenced upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.6 million and $17.3 million net of tax in 2014 and 2013, respectively) is included as a reduction to revenue for the three months ended March 31, 2014 and 2013.

Other legacy Express Scripts intangible amortization of $9.4 million ($5.8 million net of tax) and $10.1 million ($6.1 million net of tax) for the three months ended March 31, 2014 and 2013, respectively, is included in selling, general and administrative expense.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. (“Medco”) of $400.2 million ($247.3 million net of tax) and $462.8 million ($280.9 million net of tax) for the three months ended March 31, 2014 and 2013, respectively, is included in selling, general and administrative expense.

(4)	Transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $107.8 million ($66.6 million net of tax) and $44.5 million ($27.0 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended March 31, 2014 and 2013, respectively.

Costs of $125.3 million ($77.5 million net of tax) and $113.6 million ($68.9 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the three months ended March 31, 2014 and 2013, respectively.

The Company recorded a net benefit of $3.5 million ($2.2 million net of tax) within selling, general and administrative expenses for the three months ended March 31, 2013 in conjunction with a final settlement related to the strategic decision to exit various businesses.

(5)	Debt redemption costs and write-off of deferred financing fees incurred for the early redemption of senior notes totaled $68.5 million ($41.6 million net of tax) and is included in interest expense for the three months ended March 31, 2013.
(6)	Provision for income taxes includes discrete tax charges for continuing operations of $36.1 million three months ended March 31, 2014 primarily attributable to changes in unrecognized tax benefits and deferred tax implications of newly enacted state laws. Provision for income taxes includes discrete tax charges of $10.6 million for three months ended March 31, 2013 primarily attributable to changes in unrecognized tax benefits.
(7)	2014 Adjusted EPS will exclude amortization of intangible assets.
(8)	2014 Adjusted EPS will exclude integration and certain other costs, including non-recurring, which are expected to end in the second half of 2014. The full-year impact of these costs have yet to be determined.